UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sionix Corporation
(Exact name of registrant as specified in its charter)

Nevada	87-0428526
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2082 Michelson Drive, Suite 306 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

Stock Option Agreements
Plan to Issue Shares for Legal Services
(Full title of the plan)

James J. Houtz
President
Sionix Corporation
2082 Michelson Drive, Suite 306
Irvine, CA 92612

(Name and address of agent for service)

(949) 752-7980

(Telephone number, including area code, of agent for service)

EXPLANATORY NOTE

On January 17, 2008, Sionix Corporation (the “Company”) filed a Registration Statement on Form S-8, to which an incorrect document was inadvertently filed as Exhibit 5.1. The sole purpose of this amendment is to replace the previously filed document with the correct document as Exhibit 5.1 to the Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on the 18 day of January, 2008.

SIONIX CORPORATION

By:	/s/ Richard H. Papalian
Name: Richard H. Papalian
Title: Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No.1 to the Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Richard H. Papalian	Chief Executive Officer and Director	January 18, 2008
Richard H. Papalian

/s/ John H. Foster	Chairman of the Board	January 18, 2008
John H. Foster

/s/ Robert McCray	Chief Financial Officer and Director;	January 18, 2008
Robert McCray	Principal Financial and Accounting Officer

/s/ W. Richard Laton	Director	January 18, 2008
W. Richard Laton

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